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                                                                    EXHIBIT 10.4

                 TECHNOLOGY ACCESS LICENSE AND SUPPORT SERVICES
                                    AGREEMENT

THIS AGREEMENT is made as of the 31st day of December, 1998

BETWEEN:

YORK REGION E-PROPERTY LIMITED PARTNERSHIP, a limited partnership registered under the laws of the Province of Ontario (hereinafter called the "Partnership");

AND:

PLANET TODAY INC., a company incorporated under the laws of Canada (hereinafter called "Licensor");

WHEREAS:

A. Licensor is in the business of providing access licenses to certain computer software known as the e-Property Technology; and

B. the Partnership has agreed to acquire from Licensor a technology access license and support services to the e-Property Technology on the terms and conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I. INTERPRETATION

1.1. DEFINITIONS

In this Agreement, the following terms shall have the following respective meanings, unless otherwise provided, and the singular or plural of such terms shall have corresponding meanings:

"ACCESS RIGHTS" means the access rights that the Partnership obtains to the e-Property Technology as set out in Schedule B;

"AREA" shall have the meaning set out in the Access Rights.

"CONFIGURATION" means third party software, computers, other equipment, communications and other services and their set up, layout, interconnection, operating environment and operating procedures;

"E-PROPERTY TECHNOLOGY" means the computer-based software system and facility owned or licenced by the Licensor called "e-Property(TM)", the functional specifications for which are described in Schedule A;

"INTELLECTUAL PROPERTY RIGHTS" means patents, trade marks, service marks, registered designs, applications for any of the foregoing, copyright, know-how, trade secrets, confidential information, trade or business names and any other similar protected right in any country;

"LICENSE" means a restricted, non-exclusive, non-transferable license to the Access Rights, without the right to sublicense;

"SUPPORT SERVICES" means the support services to be provided by Licensor pursuant to Schedule D;

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"SYSTEM SPECIFICATIONS" are as set out in Schedule A;

"TRADE-MARKS" means the trade-marks that Licensor will license to the Partnership in connection with the Licence as set out in Schedule E; and

"TRADE-MARKS LICENSE" shall have the meaning set out in Section 6.l.

1.2. SCHEDULES

The following schedules are incorporated into this Agreement and the contents thereof form part of this Agreement:

SCHEDULE A               e-Property Technology Specifications

SCHEDULE B               Access Rights

SCHEDULE C               License and Support Services Fees

SCHEDULE D               Support Services

SCHEDULE E               Trade-marks

2. LICENSE GRANT

2.1. LICENSE

In consideration of the payment of the license fee set out in Schedule C hereto, Licensor hereby grants to the Partnership a License on the terms and conditions contained in this Agreement.

2.2. TERM

The initial term of the Licence is for ten years, subject to the Partnership's right to extend the term thereof for two additional terms of five years each for no additional license fee.

2.3. DELIVERY

Licensor shall use its best efforts to provide the Access Rights to the Partnership within thirty days of the execution of this Agreement so long as the Partnership is not in default of any payment due to Licensor in accordance with this Agreement.

3. PAYMENT TERMS

3.1. PAYMENTS AND OTHER CHARGES

The Partnership shall pay to Licensor the fees described in Schedule C. All invoices are payable net 30 days. Prices and fees outlined in this Agreement do not include goods and services tax or other taxes, levies, duties or charges imposed by local, provincial, federal or other government authorities.

3.2. SALES AND OTHER TAXES

The Partnership shall pay any and all applicable federal, provincial or local sales, use, property and/or value added taxes, excluding any taxes payable on Licensor's income, required by law immediately upon receipt of an invoice from Licensor or any earlier demand by any taxing authority therefore.


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3.3. LATE PAYMENT CHARGE

The Partnership is obliged to pay to Licensor the invoiced amount within thirty
(30) days of receipt of an invoice from Licensor. The Partnership will be levied a late payment charge of up to 1.5% per month (18% per annum) on amounts overdue by more than thirty (30) days of the date of receipt of an invoice from Licensor.

4. SUPPORT SERVICES

4.1 SUPPORT SERVICES

Licensor shall provide Support Services to the Partnership in consideration of the Support Services fee set out in Schedule C.

4.2 SUBCONTRACTING OF SUPPORT SERVICES

The Partnership acknowledges that Licensor hereby reserves the right to subcontract the Support Services to third parties.

5. WARRANTIES

5.1. LICENSOR WARRANTIES

Licensor hereby warrants to the Partnership as follows:

(a)   Licensor has full right and authority to grant the License;

(b) in the course of carrying out any provision of this Agreement, neither Licensor nor any person for whom Licensor is responsible has taken or shall take any action that results or would result in an infringement of any copyrights, patents, trade-marks, trade secrets or other rights or interests of any other person or result in a violation of any instrument or agreement to which Licensor or any such person is bound; and

(c) the provision of the License hereunder shall be in compliance with all laws and regulations applicable to Licensor.

5.2. LICENSOR WARRANTIES

Licensor hereby warrants to the Partnership as follows:

(a) the provision of the Support Services hereunder shall be in compliance with all laws and regulations applicable to Licensor; and

(b)   Licensor has full right and authority to grant the Trade-marks License.

5.3. NO OTHER WARRANTIES

LICENSOR DISCLAIMS ALL OTHER WARRANTIES OR CONDITIONS, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE LICENSE, THE TRADE-MARKS LICENSE AND SUPPORT SERVICES. LICENSOR DOES NOT WARRANT THAT THE LICENSE OR THE TRADE-MARKS LICENSE OR THE SUPPORT SERVICES WILL SATISFY THE PARTNERSHIP'S REQUIREMENTS OR THAT EACH OF THE LICENSE, TRADE-MARKS LICENSE AND SUPPORT SERVICES IS WITHOUT DEFECT OR ERROR OR THAT THE PARTNERSHIP'S USE OF THE LICENSE OR SUPPORT SERVICES WILL


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BE UNINTERRUPTED. LICENSOR DOES NOT REPRESENT OR WARRANT THAT THE LICENSE OR
SUPPORT SERVICES IS YEAR 2000 COMPLIANT.

6. INTELLECTUAL PROPERTY RIGHTS

6.1. USE OF TRADE-MARKS

Licensor hereby grants the Partnership a non-exclusive right to use the Trade-marks in the Area for the purpose of marketing the Partnership's services ("Trade-marks License"). The Partnership agrees to use the style and format specified by Licensor, as amended from time to time, and in accordance with Licensor's specifications and guidelines for the use of the Trade-marks. The Partnership shall not alter, obscure, remove, interfere with or add to any of the Trade-marks, markings, trade names, copyright or other notices without the prior written approval of Licensor, which approval shall be in Licensor's sole discretion.

6.2. IDENTIFIERS

Partnership shall not alter, obscure, remove, interfere with or add to any of the trade-marks, markings, trade names, copyright or other notices that are accessible pursuant to the License without the prior written approval of Licensor, which approval shall be at the Licensor's sole discretion.

6.3. INTELLECTUAL PROPERTY RIGHTS

All Intellectual Property Rights in or relating to: (a) the License are and shall remain the property of Licensor, its affiliates, and third party licensors; (b) the Trade-marks License are and shall remain the property of Licensor and its affiliates. The Partnership acknowledges and agrees that the License grants access to copyrighted material, trade secrets and other proprietary material of Licensor, its affiliates and third party licensors. The Partnership shall immediately notify Licensor if the Partnership becomes aware of any illegal or unauthorized use of: (a) the License or any of the Intellectual Property Rights therein or relating thereto; and (b) the Trade-marks License or any of the Intellectual Property Rights therein or relating thereto. The provisions of this section shall survive the termination of this Agreement.

Partnership acknowledges that the e-Property Technology is unique and has particular value as proprietary information, the unauthorized use or disclosure of which cannot be reasonably or adequately compensated in damages alone. In addition to any and all remedies available at law, the Partnership agrees that Licensor and/or Licensor shall also be entitled to equitable relief, including injunction and specific performance in the event of any breach of this Agreement.

6.4. LICENSOR'S COPYRIGHT INDEMNITY

Licensor will defend or settle at its own expense any action brought against the Partnership to the extent that it is based on a claim that the e-Property Technology supplied by Licensor infringes any third party's copyright and will pay any costs and damages finally awarded against the Partnership in any such action which are attributable to any such claim or incurred by the Partnership through settlement of such claim. However, such defence and payments are subject to the conditions that:

      (a) Licensor will be notified promptly in writing by the Partnership of any such claim;

      (b) Licensor will have sole control of the defence and all negotiations for any settlement or compromise;

      (c) the Partnership will reasonably assist Licensor in the defence of any such claim; and

      (d) should the e-Property Technology become (or in Licensor's opinion be likely to become) the subject of any such claim, the Partnership will permit Licensor, at Licensor's option and expense, to: (i) procure for the Partnership the right to continue having the Access
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             Rights: or (ii) replace or modify the e-Property Technology so that it becomes noninfringing while providing functionally equivalent performance; or (iii) grant the Partnership a refund of the price paid for the Licence as depreciated. Such depreciation will be an equal amount per month over a five year period for the e-Property Technology based on Canadian generally accepted accounting practice.

      Licensor will have no liability to the Partnership under any provision of this Agreement with respect to any claim of copyright infringement which is based: (a) upon the combination of the e-Property Technology with any other product, data or program not furnished or approved by Licensors; or
      (b) upon the misuse of the Access Rights by the Partnership or any third parties.

              6.5.CONFIDENTIALITY

              (a) None of the parties shall disclose, divulge or communicate to any person:

                    (i) any confidential information concerning the e-Property Technology; or

                    (ii)   any of the terms of this Agreement;

                    other than: (a) those whose position requires the same, including persons requiring such information in the course of its business: (b) as permitted or contemplated by this Agreement; (c) with the written authority of the other party: or (d) as may be required by law.

             (b) Each party shall use its best efforts to prevent the unauthorized publication or disclosure of any such information or documents.

             (c) Each party shall ensure that its employees are and any person to whom such information or documents are disclosed is aware of and comply with the confidentiality and non-disclosure provisions contained in this Agreement.

             (d) If either party becomes aware of any breach of confidence by any of its employees it shall promptly notify the other party and give the other party all reasonable assistance in connection with any proceedings which the other party may institute against any such employees and any persons to whom disclosure has been made.

             (e) The provisions hereof shall survive the termination of this Agreement.

             (f) The restrictions contained in subsection (a) (i) shall cease to apply to any information which comes into the public domain other than through unauthorized disclosure by the receiving party or its employees.

             7. TERM AND TERMINATION

             7.1. TERM

             This Agreement, the License and Trade-marks License granted hereunder shall continue in full force and effect until terminated in accordance with the terms and conditions of this Agreement.

             7.2. TERMINATION

             This Agreement, the License and the Trade-marks License granted hereunder may be terminated upon the happening of any of the following events:

             (a) if the Partnership fails to fulfill any of its payment obligations and the Partnership fails to cure such payment default within seven (7) days of receiving written notice of its default:

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             (b)    if the Partnership breaches any of the terms and conditions of this Agreement and the Partnership fails to cure such material breach within five (5) days of receiving written notice of its default; and

             (c) upon the occurrence of any of the following events of default and the Partnership fails to cure such event of default within thirty (30) days:

                    (i) if the Partnership, other than in connection with a bona fide reorganization, is wound up, dissolved, liquidated or becomes subject to the provisions of the Winding Up Act (Canada) or has its existence terminated unless such existence is immediately reinstated or has any resolution passed therefor or makes a general assignment for the benefit of its creditors or a proposal under the Bankruptcy and Insolvency Act (Canada) or is adjudged bankrupt or insolvent; or if it proposes a compromise or arrangement under the Companies' Creditors Arrangement Act (Canada) or files any petition or answer seeking any reorganization, arrangement, composition, re-adjustment, liquidation, or similar relief for itself under any present or future law relating to bankruptcy, insolvency, or other relief for or against debtors generally; or

                    (ii) if a court of competent jurisdiction enters an order, judgment or decree approving a petition filed with respect to the Partnership seeking any reorganization, arrangement, composition, re-adjustment, liquidation, dissolution, winding up, termination of existence, declaration of bankruptcy or insolvency or similar relief under any present or future law relating to bankruptcy, insolvency or other relief for or against debtors generally, or if any trustee in bankruptcy, receiver, liquidator, or any other officer with similar powers is appointed, whether privately or judicially, with the consent or acquiescence of the Partnership: or

                    (iii)  if the Partnership shall be or become insolvent.

             7.4. EFFECT OF TERMINATION

             Upon termination of the Agreement, all the rights and obligations of the parties under this Agreement with respect to the License and the Trade-marks License shall automatically terminate, except for:

             (a) payments owing by the Partnership to Licensor pursuant to this Agreement; or

             (b) such rights of action as shall have accrued prior to such termination and any obligations which expressly or by implication are intended to come into or continue in force.

             Partnership shall at its own expense forthwith return to Licensor, or otherwise dispose of as Licensor may instruct all technical and promotional materials and other documents and papers whatsoever in the possession or control of the Partnership and relating to the License or the business of Licensor (other than correspondence between the parties) and all property of Licensor in the Partnership's possession or under its control.

             8. LIMITATION OF LIABILITY

             LICENSOR SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL AUTHORITY INCLUDING, BUT NOT LIMITED TO, LOSSES OR LIABILITIES FOR THE FAILURE OF THE LICENSE, LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR OTHER PECUNIARY LOSS, ARISING OUT OF THE USE OF OR INABILITY TO USE THE LICENSE, THE TRADE-MARKS LICENSE OR THE SUPPORT SERVICES, WHETHER OR NOT LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES. LICENSOR'S ENTIRE LIABILITY AND PARTNERSHIP'S SOLE REMEDY FOR ALL DAMAGES WITH RESPECT TO THE LICENSE AND THE TRADE-MARKS LICENSE ACQUIRED BY PARTNERSHIP OR



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THE PROVISION OF SUPPORT SERVICES SHALL BE LIMITED TO DIRECT DAMAGES SUFFERED BY
PARTNERSHIP WHICH SHALL NOT, IN ANY EVENT, EXCEED THE TOTAL OF ALL AMOUNTS PAID BY PARTNERSHIP IN THE PREVIOUS 12 MONTHS FOR THE LICENSE OR SUPPORT SERVICES, AS APPLICABLE.

9.   GENERAL

9.1. FURTHER ASSURANCES

The parties shall execute such further documents and do such further things as may be necessary to implement and carry out the intent of this Agreement.

9.2. ENTIRE AGREEMENT

This Agreement and documents contemplated hereby to be attached to this Agreement constitute the entire agreement between the parties and supersede and replace all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

9.3 SEVERABILITY

If any part of this Agreement is unenforceable or invalid for any reason whatsoever, such part shall be severable from the remainder of this Agreement and its unenforceability or invalidity shall not affect the enforceability or validity of the remaining parts of this Agreement.

9.4. AMENDMENTS

This Agreement may only be modified or amended in writing duly executed by both parties.

9.5. NOTICES

Every notice and every document or copy of a document required or permitted to be given or delivered hereunder shall be given in writing and delivered by facsimile transmission followed immediately by: a) registered mail: or b) sent by courier, addressed to the respective party or parties as identified in the form following, or to such other address as one party may advise the other in writing from time to time, and shall be delivered to such address. Any such notice shall be deemed to have been given at the time of delivery.

                   PARTNERSHIP:    YORK REGION E-PROPERTY LIMITED
                                   PARTNERSHIP
                                   Attn: e-Property Services Corporation
                                   Suite 302
                                   1091 Gorham Street
                                   Newmarket, Ontario
                                   L3Y 7V1

                     Attention:    President
                        Fax No:    (905) 853-7214

                      LICENSOR:    PLANET TODAY INC
                                   Suite 302
                                   1091 Gorham Street
                                   Newmarket, Ontario
                                   L3Y 7V1

                     Attention:    President
                       Fax No.:    (905) 853-7214

9.6. TIME OF ESSENCE

Time shall be of the essence hereof.

9.7. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws in effect in the Province of Ontario.

9.8. HEADINGS

The headings in this Agreement and the division of this Agreement into sections are for convenience of reference only and form no part of this Agreement.

9.9. ENUREMENT AND ASSIGNMENT

Partnership may not assign this Agreement or assign or sub-license any rights hereunder without the prior written consent of Licensor, which consent may be withheld, in its sole and absolute discretion. Licensor may assign this Agreement to an affiliate and/or may assign the payment obligation to a third party. This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective permitted assigns and successors.

9.10. ARBITRATION

In the event of any difference or dispute arising under this Agreement, the disputing party shall give written notice of such dispute (the "Dispute Notice") to the other party, setting out reasonable details of the dispute. Failing settlement of the dispute by Licensor and the Partnership within 30 days after the giving of the Dispute Notice, the dispute shall be determined by a single arbitrator in accordance with the Arbitrations Act, 1991 (Ontario) as amended from time to time. All awards pronounced by an arbitrator appointed in respect of any dispute shall be reasoned awards in writing and shall immediately be delivered to Licensor and the Partnership. All such awards shall be binding on Licensor and the Partnership and no appeal from any award shall be allowed or permitted unless the party appealing shall commence appeal proceedings in a court of competent jurisdiction within 30 days after the award appealed from is pronounced. The costs of any arbitration and court proceedings shall be in the discretion of the arbitrator and, if the arbitration award is appealed, the court.

9.11. WAIVERS

The waiver by a party of any of its rights hereunder or of the performance by the other party of any of its obligations hereunder shall be without prejudice to all other rights of the party and shall not be considered a waiver of any other right or, in any other instance, of the rights so waived or a waiver of performance by the other party of any of its obligations hereunder or of the performance, in any other instance, of the obligations as waived. No waiver on behalf of a party shall be effective or binding upon it unless made in writing.

9.12. FORCE MAJEURE

Neither party shall be liable for any delay in performing any of its obligations hereunder (other than financial obligations) if such delay is caused by circumstances beyond the reasonable control of the party so delaying and such party shall be entitled to a reasonable extension of time for the performance of its obligations.

9.13 CURRENCY

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in Canadian funds.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date set forth above.

                               YORK REGION E-PROPERTY LIMITED PARTNERSHIP BY ITS GENERAL PARTNER, E-PROPERTY SERVICES CORPORATION

                               By:  [SIG]
                                  -------------------------
                                  Name: NOREEN M. STEVENS
                                  Title: Pres

                               PLANET TODAY INC.

                               By: [SIG]
                                  -------------------------
                                  Name: NOREEN STEVENS
                                  Title: Secretary

                                  SCHEDULE "A"

                      e-PROPERTY TECHNOLOGY SPECIFICATIONS

The e-Property Technology can be described generally as a shared electronic platform that is capable of hosting a full range of interactive services, including collaborative information and file sharing, e-commerce and e-business transactions, relationship-building, permission marketing and messaging between individuals, groups, business, governments and associations. It is based on commercial intranet/extranet models used by corporations to enhance business activities at local levels by servicing e-commerce, e-business, and information technology needs of local or regional businesses, governments and organizations. The e-Property Technology provides a simple and low-cost method for publishing, sharing, co-editing, integrating, transacting, collecting and messaging information. This information can include content distributed from a central location downward, or data collected locally and channeled into a central database. In terms of an information utility, the flow information is inherently bi-directional.

The e-Property Technology consists of a custom designed Lotus Notes(TM)/ Domino(TM)(being registered trademarks of IBM) software application and has embedded within it IBM's Community Point(TM)(being a registered trademark of IBM), a Lotus Notes(TM)/Domino(TM) based system designed for use by municipalities in Europe, pursuant to a licensing agreement between Licensor and IBM. The e-Property Technology also consists, in general terms, of methodologies and practices related to the generation of revenues through the delivery of interactive services. The hardware component of the e-Property Technology consists of a remote Internet server (owned by Planet Today and hosted by IBM) and several local IBM "production terminals" configured with internet connections and IBM's Lotus(TM) client software. To interface with the e-Property Technology, end-users require only a personal computer with web browser software capable of connecting to the Internet.

                                  SCHEDULE "B"

                                  ACCESS RIGHTS

Access Rights consist of the right of the Partnership to use the licence rights to the e-Property Technology, the Trade Marks and other Applications granted herein within the following area:

The area comprising (i) The Town of Newmarket, which, for greater certainty comprises, among other areas. The Town of East Gwillimbury and The Town of Georgina, and (ii) The Town of Aurora, which, for greater certainty comprises, among other areas, The Township of King.

Pursuant to a Supplementary Indenture, the Partnership will be able to acquire licence rights as granted hereunder upon payment of the appropriate fees for the following area:

       (i)    The area comprising The Town of Richmond Hill;

       (ii) The area comprising The Town of Markham and The Town of Whitchurch-Stouffville; or

       (iii)  The area comprising The City of Vaughan.

                                  SCHEDULE "C"

                        LICENSE AND SUPPORT SERVICES FEES

LICENCE FEE:

The Partnership shall pay to Licensor a licence fee of $337,500 per Area to acquire the License for use and application within one or more of the Areas. The licence fee shall be payable upon the execution and delivery of the Agreement as follows:

       (i)    1.28% of the licence fee shall be payable in cash;

       (ii) 98.72% of the licence fee shall be payable by the assignment and transfer by the Partnership to Licensor on a non-recourse basis pursuant to the terms of the Assignment of Promissory Notes Agreement executed between the Partnership, Licensor and Licensor.

SUPPORT SERVICES FEE:

Partnership to be invoiced support services fee from time to time by Licensor.

                                  SCHEDULE "D"

                                SUPPORT SERVICES

Support services to be provided by Licensor to Partnership shall be negotiated and agreed to in writing from time to time.

                                  SCHEDULE "E"

                                   TRADE-MARKS

Please see attached.

                                  SCHEDULE "E"

                                   TRADE-MARKS

1.                              [e-PROPERTY LOGO]

2.
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